Exhibit 99.1

Gladstone Capital Corporation Reports Financial Results for the

Quarter Ended June 30, 2012

•	Net Investment Income for the three and nine months ended June 30, 2012, was $4.9 million and $14.5 million, or $0.23 and $0.69 per common share, respectively.

•	Net Decrease in Net Assets Resulting From Operations for the three and nine months ended June 30, 2012, was $10.6 million and $13.5 million, or $0.50 and $0.64 per common share, respectively.

McLean, VA, August 1, 2012: Gladstone Capital Corporation (NASDAQ: GLAD) (the “Company”) today announced earnings for the quarter ended June 30, 2012. All per share references are per basic and diluted weighted average common share outstanding, unless noted otherwise.

Net Investment Income for three months: Net investment income for the quarter ended June 30, 2012, was $4.9 million, or $0.23 per share, as compared to $4.5 million, or $0.22 per share, for the prior year period, an increase in net investment income of 7.4%. The increase in net investment income was largely due to an increase in interest and other income from investments for the three months ended June 30, 2012, of a combined $1.0 million, partially offset by an increase in dividend expense, when compared to the third quarter of fiscal 2011. Interest income on investments increased by 5.2%, primarily due to an increase in the annualized weighted average yield on its interest bearing investments by 0.5% to 11.3% during the quarter ended June 30, 2012, compared to the prior year period. Other income from investments increased by 120.3% from the comparable period in 2011, due primarily to $1.0 million in success and prepayment fees earned on early payoffs from portfolio companies during the quarter ended June 30, 2012.

Partially offsetting the increase in investment income was our payment of $0.7 million in dividends on the Company’s 7.125% Series 2016 Term Preferred Stock (“Term Preferred Stock”) for the three months ended June 30, 2012 over the prior year period. There were no preferred stock dividends paid in the three months ended June 30, 2011, as no Term Preferred Stock was outstanding during that time.

Net Investment Income for nine months: Net investment income for the nine months ended June 30, 2012, was $14.5 million, or $0.69 per share, as compared to $13.6 million, or $0.65 per share, for the prior year period, an increase in net investment income of 6.6%. The increase in net investment income was largely due to a combined $4.9 million increase in interest and other income from investments for the nine months ended June 30, 2012, partially offset by an increase in interest and dividend expense of $3.8 million compared to the first nine months of fiscal 2011. Interest income on investments increased by 15.1%, mainly due to an increase in the weighted average principal balance of the Company’s interest-bearing investments of $48.9 million as of June 30, 2012, compared to the prior year period, resulting from increased investment activity during those periods. Other income from investments increased by 76.2% from the comparable period in 2011, due primarily to an increase in success and prepayment fees earned on early payoffs, which totaled $3.0 million in the nine months ended June 30, 2012.

Partially offsetting the increase in investment income was the payment of $1.8 million in dividends on the Company’s Term Preferred Stock and the increase in interest expense due to an increase in weighted average borrowings outstanding of $39.7 million for the nine months ended June 30, 2012 over the prior year period. No preferred stock dividends were paid for the nine months ended June 30, 2011, as no Term Preferred Stock was outstanding during that time.

Net Decrease in Net Assets Resulting from Operations for three months: Net decrease in net assets resulting from operations for the quarter ended June 30, 2012, was $10.6 million, or $0.50 per share, as compared to $14.3 million or $0.68 per share, for the prior year period. In addition to the increase in net investment income described above, the decrease in net decrease in net assets resulting from operations from the prior year period was driven by a decrease in the net unrealized depreciation of investments, due primarily to depreciation on several proprietary investments in the quarter ended June 30, 2011, most notably depreciation in Newhall Holdings, Inc. (“Newhall”) of $8.8 million, which were mainly caused by a decline in these portfolio companies’ financial and operational performance.

Net Decrease in Net Assets Resulting from Operations for nine months: Net decrease in net assets resulting from operations for the nine months ended June 30, 2012, was $13.5 million, or $0.64 per share, as compared to $20.6 million or $0.98 per share, for the prior year period. In addition to the increase in net investment income described above, the decrease in net decrease in net assets resulting from operations from the prior year period was driven by depreciation on several proprietary investments, most notably $18.4 million of depreciation on Sunshine Media Holdings (“Sunshine”), in the nine months ended June 30, 2011, due to a decline in these portfolio companies’ financial and operational performance.

Investment Portfolio Fair Value: As of June 30, 2012, the Company’s entire portfolio was fair valued at 75.7% of cost, as compared to 77.3% as of March 31, 2012, and 79.1% as of September 30, 2011. The biggest driver in the Company’s net unrealized depreciation of $16.0 million during the nine months ended June 30, 2012, was the net unrealized depreciation of $9.2 million in Sunshine due to a decline in portfolio company financial and operational performance. Offsetting some of the Company’s net unrealized depreciation was the reversal of unrealized depreciation of $12.0 million during the nine months ended June 30, 2012, primarily related to the sale of Newhall.

Net Asset Value: Net asset value was $8.91 per share as of June 30, 2012, as compared to $10.16 per share as of September 30, 2011.

Asset Characteristics: Total assets were $321.7 million at June 30, 2012, as compared to $317.6 million at September 30, 2011. At June 30, 2012, the Company had investments in 55 portfolio companies with an aggregate cost basis of $394.5 million and an aggregate fair value of $298.6 million. At September 30, 2011, the Company had investments in 59 portfolio companies, with an aggregate cost basis of $382.8 million and an aggregate fair value of $302.9 million. As of June 30, 2012, the Company’s investment portfolio at fair value was comprised of approximately 96.0% in debt securities and 4.0% in equity securities, which was consistent with the portfolio make-up as of September 30, 2011. Syndicated investments comprised 30.4% of the Company’s investment portfolio at fair value as of June 30, 2012, compared to 29.9% as of September 30, 2011.

Investment Yield: The annualized weighted average yield on the Company’s interest-bearing investments was 11.3% for the quarter ended June 30, 2012, as compared to 10.8% for the prior year quarter and was 11.0% for the nine months ended June 30, 2012, as compared to 11.2% for the prior year period. The net increase in the weighted average yield for the three months ended June 30, 2012, as compared to the third quarter of 2011 was due in part to the new proprietary investments purchased and also in part to placing lower yielding debt investments on non-accrual status during the quarter ended June 30, 2012. The slight decrease in the weighted average yield for the nine months ended June 30, 2012, as compared to the nine months of the prior year was due primarily to the restructuring of the Company’s debt investments in certain of its portfolio companies to lower interest rates and additionally the purchase of syndicated loans, which generally bear lower interest rates than the Company’s existing proprietary debt investments. 88.2% of the Company’s debt investment portfolio as of June 30, 2012 consisted of variable rate loans with floors, as compared to 85.6% of the Company’s debt investment portfolio as of June 30, 2011.

Highlights for the Quarter: During the quarter ended June 30, 2012, the following significant events occurred:

•

New Investment Activity: The Company invested $33.0 million in three new portfolio companies (of which two are highlighted below) and extended an aggregate of $3.6 million to existing portfolio companies through revolver draws or additional equity, for an aggregate of $36.6 million in additional investments.

•	In May 2012, the Company invested $16.0 million through a combination of debt and equity in Francis Drilling Fluids, Ltd., a logistics network provider to oil and natural gas drilling companies.

•	In May 2012, the Company invested $12.0 million through senior and senior subordinated term debt in POP Radio, L.P., an advertiser-supported in-store radio network provider to retailers.

•

Principal Repayments: The Company received aggregate net repayments of $15.2 million, which includes various scheduled and unscheduled principal repayments, including three early payoffs, at par, from Attachmate Corporate, Global Brass and Copper, Inc. and Covad Communications Group, Inc., for a combined $8.3 million in net proceeds. The Company received an aggregate of $0.2 million in prepayment fees from these exits. The Company also received $0.8 million in success fees during the three months ended June 30, 2012 from an exit of Northern Contours, Inc. earlier in fiscal year 2012.

•

Distributions: The Company paid monthly cash distributions to stockholders of $0.07 per common share for each of April, May and June 2012. The Company also made Term Preferred Stock distributions of $0.1484375 per preferred share in each of April, May and June 2012.

Comments from the Company’s President, Chip Stelljes: “We focused on expanding our portfolio during the third quarter of fiscal year 2012, as we added three new deals totaling $33.0 million. Additionally, after quarter end, we received $1.2 million in success fees from an exit of a proprietary deal, increasing our total success fees to $4.0 million to date in fiscal year 2012. We hope to continue to build our pipeline and fund new deals over the next several quarters to increase our net investment income and drive strong financial performance for our shareholders.”

Subsequent Events: After June 30, 2012, the following events occurred:

•

Investment Activity: Subsequent to June 30, 2012, the Company extended an aggregate amount of approximately $0.3 million to three existing portfolio companies in revolver draws and received repayments of $0.5 million from nine portfolio companies.

•

Principal Repayments: Subsequent to June 30, 2012, the Company’s investments in Winchester Electronics were paid off early at par for a total of $12.6 million. In addition, the Company received $1.2 million in success fees related to this early pay off.

•	Distributions Declared: In July 2012, the Company’s board of directors declared the following monthly distributions to stockholders:

Record Date	Payment Date	Distribution per Common Share	Distribution per Term Preferred Share
July 20, 2012	July 31, 2012	$0.07	$0.1484375
August 22, 2012	August 31, 2012	0.07	0.1484375
September 19, 2012	September 28, 2012	0.07	0.1484375

	Total for the Quarter	$0.21	$0.4453125

•

Co-Investment Order: Subsequent to June 30, 2012, the Securities and Exchange Commission granted the Company relief sought in an exemptive application that expands its ability to co-invest in portfolio companies with certain affiliated investment funds, subject to certain circumstances, which the Company believes will enhance its ability to further its investment strategy and objectives.

Summary Information: The following chart is a summary of some of the information reported above (dollars in thousands, except per share data) (unaudited):

	June 30, 2012	June 30, 2011	Variance	% Variance
For the Three Months Ended:
Net investment income	$4,869	$4,534	$335	7.4%
Net decrease in net assets resulting from operations	(10,580)	(14,310)	3,730	26.1
Average yield on interest-bearing investments	11.3%	10.8%	0.5%	4.6
Total dollars invested	$36,645	$66,222	$(29,577)	(44.7)
Total dollars repaid	15,220	4,628	10,592	228.9

For the Nine Months Ended:
Net investment income	$14,501	$13,600	$901	6.6%
Net decrease in net assets resulting from operations	(13,474)	(20,560)	7,086	34.5
Average yield on interest-bearing investments	11.0%	11.2%	(0.2)%	(1.8)
Total dollars invested	$66,254	$118,646	$(52,392)	(44.2)
Total dollars repaid	39,980	39,855	125	0.3

	June 30, 2012	September 30, 2011	Variance	% Variance
As of:
Fair value as a percent of cost	75.7%	79.1%	(3.4)%	(4.3)%
Net asset value per share	$8.91	$10.16	$(1.25)	(12.3)
Number of portfolio companies	55	59	(4)	(6.8)
Total assets at fair value	$321,706	$317,624	$4,082	1.3

Conference Call for Stockholders: The Company will hold its earnings conference call on Thursday, August 2, 2012, at 8:30 a.m. EDT. Please call (800) 860-2442 to enter the conference. An operator will monitor the call and set a queue for any questions. A replay of the conference call will be available from the date of the call through September 3, 2012. To hear the replay, please dial (877) 344-7529 and use conference passcode number 10016021. The replay will be available beginning approximately one hour after the call concludes.

The live audio broadcast of the Company’s quarterly conference call will also be available online at www.GladstoneCapital.com. The event will be archived and available for replay on the website from the date of the call through October 3, 2012.

Warning: The financial statements below are without notes, so readers should obtain and carefully review the Company’s Form 10-Q for the fiscal quarter ended June 30, 2012, including the notes to the financial statements contained therein. The Company has filed the Form 10-Q today with the

Securities and Exchange Commission (“SEC”), which can be retrieved from the SEC’s website at www.sec.gov or from the Company’s website at www.GladstoneCapital.com. To obtain a paper copy, please contact the Company at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

Gladstone Capital Corporation is a publicly traded business development company that invests in debt securities consisting primarily of senior term loans, second term lien loans, and senior subordinate term loans in small and medium sized U.S. businesses. The Company has paid 105 consecutive monthly cash distributions on its common stock. Before the Company started paying monthly distributions, it paid eight consecutive quarterly cash distributions. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

SOURCE: Gladstone Capital Corporation, +1-703-287-5893

The statements in this press release regarding the ability of the Company to manage its existing portfolio, grow its portfolio and increase its net investment income over the long term and other such statements are “forward-looking statements.” These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results to differ from these forward-looking statements include, among others, the duration and potential effects of the current economic instability on the Company’s portfolio companies and on the senior loan market, and the Company’s ability to access debt and equity capital along with those factors listed under the caption “Risk Factors” in the Company’s Post-Effective Amendment No. 7 to its registration statement on Form N-2 (file No. 333-162592), filed with the SEC on June 4, 2012 and declared effective June 11, 2012. Such “Risk Factors” are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE CAPITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	June 30, 2012	September 30, 2011
ASSETS
Investments at fair value
Non-Control/Non-Affiliate investments (Cost of $293,579 and $288,266, respectively)	$260,757	$257,302
Control investments (Cost of $100,923 and $94,549, respectively)	37,830	45,645

Total investments at fair value (Cost of $394,502 and $382,815, respectively)	298,587	302,947
Cash	9,327	6,732
Restricted cash	1,175	—
Interest receivable – investments in debt securities	2,871	3,066
Interest receivable – employees	62	—
Due from custodian	5,410	2,547
Deferred financing fees	3,212	650
Other assets	1,062	1,682

TOTAL ASSETS	$321,706	$317,624

LIABILITIES
Borrowings at fair value (Cost of $87,300 and $99,400, respectively)	$91,777	$100,012
Mandatorily redeemable preferred stock, $0.001 par value per share, $25 liquidation preference per share; 4,000,000 and no shares authorized; 1,539,882 and no shares issued and outstanding at June 30, 2012 and September 30, 2011, respectively	38,497	—
Accounts payable and accrued expenses	339	513
Interest payable	225	289
Fees due to Adviser	1,726	1,760
Fee due to Administrator	175	194
Other liabilities	1,954	1,135

TOTAL LIABILITIES	$134,693	$103,903

Commitments and contingencies
NET ASSETS	$187,013	$213,721

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value per share, 46,000,000 and 50,000,000 shares authorized; 21,000,160 and 21,039,242 shares issued and outstanding at June 30, 2012 and September 30, 2011, respectively	$21	$21
Capital in excess of par value	326,580	326,913
Notes receivable from employees	(3,519)	(3,858)
Cumulative net unrealized depreciation of investments	(95,915)	(79,867)
Cumulative net unrealized appreciation of borrowings	(4,477)	(612)
Net investment income in excess of distributions	108	108
Accumulated net realized losses	(35,785)	(28,984)

TOTAL NET ASSETS	$187,013	$213,721

NET ASSET VALUE PER COMMON SHARE AT END OF PERIOD	$8.91	$10.16

GLADSTONE CAPITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011
INVESTMENT INCOME
Interest income
Non-Control/Non-Affiliate investments	$8,093	$7,028	$23,822	$19,722
Control investments	827	1,406	3,236	3,604
Cash	1	—	7	1
Notes receivable from employees	62	102	192	346

Total interest income	8,983	8,536	27,257	23,673
Other income
Non-Control/Non-Affiliate investments	978	444	3,020	1,089
Control investments	—	—	—	625

Total other income	978	444	3,020	1,714

Total investment income	9,961	8,980	30,277	25,387

EXPENSES
Base management fee	1,561	1,451	4,655	4,164
Incentive fee	1,217	1,133	3,556	3,395
Administration fee	175	174	579	535
Interest expense on borrowings	1,167	958	3,305	1,316
Dividend expense on mandatorily redeemable preferred stock	686	—	1,806	—
Amortization of deferred financing fees	252	368	987	1,032
Professional fees	135	360	790	894
Other general and administrative expenses	281	196	1,054	799

Expenses before credits from Adviser	5,474	4,640	16,732	12,135
Credits to fees from Adviser	(382)	(194)	(956)	(348)

Total expenses net of credits	5,092	4,446	15,776	11,787

NET INVESTMENT INCOME	4,869	4,534	14,501	13,600

REALIZED AND UNREALIZED GAIN (LOSS)
Net realized gain (loss):
Non-Control/Non-Affiliate investments	150	—	(8,062)	161
Control investments	—	(2)	—	(158)

Total net realized gain (loss)	150	(2)	(8,062)	3
Net unrealized (depreciation) appreciation:
Non-Control/Non-Affiliate investments	(5,128)	(13,706)	(1,862)	(21,768)
Control investments	(5,994)	(5,083)	(14,186)	(13,035)
Borrowings	(4,477)	(53)	(3,865)	640

Net unrealized depreciation	(15,599)	(18,842)	(19,913)	(34,163)

Net realized and unrealized loss	(15,449)	(18,844)	(27,975)	(34,160)

NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(10,580)	$(14,310)	$(13,474)	$(20,560)

NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE
Basic and Diluted	$(0.50)	$(0.68)	$(0.64)	$(0.98)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic and Diluted	21,000,160	21,039,242	21,014,805	21,039,242

GLADSTONE CAPITAL CORPORATION

FINANCIAL HIGHLIGHTS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA AND PER UNIT DATA)

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011
Per Common Share Data(A)
Net asset value at beginning of period	$9.62	$11.18	$10.16	$11.85

Net investment income(B)	0.23	0.22	0.69	0.65
Net realized gain (loss) on investments(B)	0.01	—	(0.38)	—
Net unrealized depreciation of investments(B)	(0.53)	(0.90)	(0.76)	(1.66)
Net unrealized (appreciation) depreciation of borrowings(B)	(0.21)	—	(0.19)	0.03
Distributions to common stockholders from net investment income(B)(C)	(0.21)	(0.21)	(0.63)	(0.63)
Repayment of principal on employee notes	—	0.05	0.02	0.10
Stock redemption for repayment on employee notes	—	—	(0.02)	—
Other, net(D)	—	—	0.02	—

Net asset value at end of period	$8.91	$10.34	$8.91	$10.34

Market value at beginning of period	$8.11	$11.31	$6.86	$11.27
Market value at end of period	7.89	9.24	7.89	9.24
Total return (E)	(0.06)%	(16.6)%	24.39%	(13.24)%
Common shares outstanding at end of period	21,000,160	21,039,242	21,000,160	21,039,242
Statement of Assets and Liabilities Data:
Net assets at end of period	$187,013	$217,536	$187,013	$217,536
Average net assets (F)	197,354	228,291	205,115	242,754
Senior Securities Data:
Borrowings under Credit Facility, at cost	87,300	92,200	87,300	92,200
Mandatorily redeemable preferred stock	38,497	—	38,497	—
Asset coverage ratio(G)	251%	336%	251%	336%
Asset coverage per unit(H)	$2,512	$3,358	$2,512	$3,358
Ratios/Supplemental Data:
Ratio of expenses to average net assets-annualized(I)	11.09%	8.13%	10.88%	6.66%
Ratio of net expenses to average net assets-annualized(J)	10.32	7.79	10.25	6.47
Ratio of net investment income to average net assets-annualized	9.86	7.94	9.43	7.47

(A)	Based on actual common shares outstanding at the end of the corresponding period.
(B)	Based on weighted average basic per share data.
(C)

Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under generally accepted accounting principles in the U.S.

(D)

Represents the impact of the different share amounts (weighted average shares outstanding during the period and shares outstanding at the end of the period) in the per share data calculations and rounding impacts.

(E)

Total return equals the change in the ending market value of our common stock from the beginning of the period, taking into account distributions reinvested in accordance with the terms of our dividend reinvestment plan. Total return does not take into account distributions that may be characterized as a return of capital. Total return is not annualized.

(F)	Average net assets are computed using the average of the balance of net assets at the end of each month of the reporting period.
(G)

As a business development company, we are generally required to maintain an asset coverage ratio (as defined in Section 18(h) of the Investment Company Act of 1940, as amended, of at least 200% on our senior securities representing indebtedness and our senior securities that are stock. Our mandatorily redeemable preferred stock is a senior security that is stock.

(H)	Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per one thousand dollars of indebtedness.
(I)	Ratio of expenses to average net assets is computed using expenses before credits from our investment adviser to the base management and incentive fees and including income tax expense.
(J)	Ratio of net expenses to average net assets is computed using total expenses net of credits from our investment adviser to the base management and incentive fees and including income tax expense.